As filed with the Securities and Exchange Commission
                        on April 8, 1997

                       Registration No. __


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933


                    GOLDEN ENTERPRISES, INC.


        Delaware                                      63-0250005
     (State or Other                                (IRS Employer
     Jurisdiction of                              Identification No.)
      Incorporation)



2101 Magnolia Avenue South
Suite 212
Birmingham, Alabama  35205



     GOLDEN ENTERPRISES, INC. 1996 LONG TERM INCENTIVE PLAN


                          John S. Stein
                     Chief Executive Officer
                    Golden Enterprises, Inc.
                     One Golden Flake Drive
                   Birmingham, Alabama  35233
                         (205) 323-6161


                 CALCULATION OF REGISTRATION FEE




Title of Secur-                             Proposed Maximum       Proposed Maximum       Amount of
ities to be              Amount to be       Offering Price         Aggregate Offer-       Registration
registered               Registered         Per Share (1)          ing Price (1)          Fee

Class A Common           500,000            $7.6875                $3,843,750.00          $1,164.77
Stock, par value         shares
$.66 2/3 per share
(the "Class A
Common Stock")


(1) Computed on the basis of the price at which stock of the same class was sold on September 27, 1996, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of registration fee.


                 AVAILABLE INFORMATION

     Golden Enterprises, Inc. (the "Company" or the "Registrant"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Class A Common Stock is traded in the over-the-counter market under the "NASDAQ" symbol, GLDC and transactions are reported through the National Association of Securities Dealers Automated Quantation (NASDAQ) National Market System and copies of reports, proxy statements and other information concerning the Company can be inspected at 2101 Magnolia Avenue South, Suite 212, Birmingham, Alabama 35205. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

  PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1(b).  Securities to be Offered.

     The Company hereby registers 500,000 shares of the Company's Class A Common Stock, par value $.66 2/3 per share (the "Class A Common Stock"), in connection with the implementation of the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the "Plan"). The Plan was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders on September 27, 1996.



   PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Company's Annual Report on Form 10-K for the year ended May 31, 1996 filed by the Company with the Commission is incorporated in this Registration Statement by reference. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year are also incorporated in this Registration Statement by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Company's authorized capital stock consists of 35,000,000 shares of Class A Common Stock, of which 12,205,950 shares were issued and outstanding as of March 31, 1997.

Item 5.  Interests of Named Experts and Counsel.

     John P. McKleroy, Jr., who is a Director of the Company, is a partner of Spain and Gillon, L.L.C., a law firm which has performed and continues to perform significant legal services for the Company.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law in the State of
Delaware: (i) gives Delaware corporations broad powers to indemnify the present and former directors and officers and those of affiliated corporations against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives a director or officers a corporation to buy directors and officers liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     Article 13 of Golden Enterprises' By-Laws requires Golden Enterprises to indemnify its directors and officers to the maximum extent permitted by the general corporation law of the State of Delaware. Article 12 of Golden Enterprises' Certificate of Incorporation also provides that Golden Enterprises may indemnify and advance expenses to its directors, officers, employees or agents to the fullest extent permitted by applicable law. Additionally, Golden Enterprises has entered into Indemnification Agreements with its Directors which provide that Golden Enterprises will indemnify its Directors to the fullest extent allowed by applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers or persons controlling Golden Enterprises pursuant to the foregoing provisions, Golden Enterprises has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and therefore unenforceable.

     Golden Enterprises maintains insurance policies insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or to make statements) as directors and officers. The aggregate amount payable for individual directors and officers under such policies in any policy year is limited to $5,000,000. After certain deductibles, Golden Enterprises is entitled to reimbursement of up to $5,000,000 under such policies in connection with its indemnification of directors and officers.

     Golden Enterprises also maintains an insurance policy insuring those individuals who are fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, under certain Employee Benefit Plans of Golden Enterprises and its subsidiaries against certain losses incurred by them as a result of claims based on their responsibilities, obligations and duties under such Act.
This fiduciary policy isan annual aggregate limit of $5,000,000.
Section 102(b)(7) of the general corporation law of the State of Delaware permits a Delaware corporation to include in its Certificate of Incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Golden Enterprises' Certificate of Incorporation includes such provision in Article 12 thereof.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index.

Item 9.  Undertakings.

(a)  Rule 415 offerings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Exchange, Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by or for such officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 3, 1997.

                               GOLDEN ENTERPRISES, INC.


                               By:     /s/ John S. Stein
                               Name:   John S. Stein
                               Title:  Chairman of the Board and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

     By his signature, each of the following persons authorizes John S. Stein and John H. Shannon, or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.


April 8, 1997                      /s/ Joann F. Bashinsky
                                   JOANN F. BASHINSKY - Director

April 8, 1997                      /s/ D. Paul Jones, Jr.
                                   D. PAUL JONES, JR. - Director

April 8, 1997                      /s/ John P. McKleroy, Jr.
                                   JOHN P. MCKLEROY, JR. - Director

April 8, 1997                      /s/ J. Wallace Nall, Jr.
                                   J. WALLACE NALL, JR. - Director

April 8, 1997                      /s/ Edward R. Pascoe
                                   EDWARD R. PASCOE - Director

April 8, 1997                      /s/ F. Wayne Pate
                                   F. WAYNE PATE - Director

April 8, 1997                      /s/ James I. Rotenstreich
                                   JAMES I. ROTENSTREICH - Director

April 8, 1997                      /s/ John S. P. Samford
                                   JOHN S. P. SAMFORD - Director

April 8, 1997                      /s/ John S. Stein
                                   JOHN S. STEIN - Director

                          EXHIBIT INDEX

                                                             Sequentially
Exhibit Number                Exhibit                        Numbered Page

     1             Opinion of Spain and Gillon,                    13
                   L.L.C. re legality of securities
                   being registered

     2             Consent of Dudley, Hopton-Jones,                15
                   Sims & Freeman PLLP

     3             Consent of Spain and Gillon,                    --
                   L.L.C. (included in Exhibit 1)

     4             Power of Attorney (included on                  --
                   signature pages of this Regis-
                   tration Statement)

     5             Golden Enterprises, Inc. 1996                   16
                   Long Term Incentive Plan



                            EXHIBIT 1


                      SPAIN & GILLON, L.L.C.
                       THE ZINSZER BUILDING
                     2117 SECOND AVENUE NORTH
                     BIRMINGHAM, ALABAMA 35203

                           205-328-4100

                          April 8, 1997



Golden Enterprises, Inc.
2101 Magnolia Avenue South
Suite 212
Birmingham, Alabama  35205

Ladies and Gentlemen:

     We have acted as counsel to Golden Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Company's registration statement on Form S-8 with the Securities and Exchange Commission on or about April 8, 1997, (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of 500,000 shares of Class A Common Stock ($.66 2/3 par value per share)(the "Shares") pursuant to the Company's 1996 Long Term Incentive Plan (the "Plan").

     We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     We are of the opinion that when the Plan Shares shall have been issued and sold on the terms contemplated by the Plan and the Registration Statement shall have become effective, the Plan Shares will be legally issued, fully paid and non-assessable.

     This opinion shall be limited to the laws of the State of Alabama, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Spain & Gillon, L.L.C.
                                     SPAIN & GILLON, L.L.C.


                            EXHIBIT 2

             Dudley, Hopton-Jones, Sims & Freeman PLLP
                   Certified Public Accountants

                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 8, 1996, which appears on Page 19 of the 1996 Annual Report to Stockholders of Golden Enterprises, Inc., which is incorporated by reference, and Golden Enterprises, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1996. We also consent to the incorporation by reference of all reports on the financial statement schedules, which appears on Page 28 of such Annual Report on Form 10-K.


                        /s/ Dudley, Hopton-Jones, Sims & Freeman LLP
                        DUDLEY, HOPTON-JONES, SIMS & FREEMAN LLP

Suite 300 - Twenty-One Office
            Plaza Building
2101 Magnolia Avenue South
Birmingham, Alabama 35205
April 8, 1997


                          EXHIBIT 5

                    GOLDEN ENTERPRISES, INC.

                    1996 Long Term Incentive Plan

     Section 1.  PURPOSE OF THE PLAN; DEFINITIONS.  The
purpose of the Golden Enterprises, Inc. 1996 Long Term Incentive
Plan (the "Plan") is to further the growth in earnings and market appreciation of Golden Enterprises, Inc. (the "Corporation"). The Plan provides long-term incentives to those officers and key employees of the Corporation or its subsidiaries who make substantial contributions to the Corporation through their ability, loyalty, industry and invention. The Corporation intends that the Plan will thereby facilitate securing, retaining and motivating officers and key employees of high caliber and good potential.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)  "Board" means the Board of Directors of the Corporation.

     (b) "Cause" means (i) a willful and material violation of federal, state and/or local laws and regulations, (ii) dishonesty,
(iii) theft, (iv) fraud, (v) embezzlement, (vi) commission of a felony or a crime involving moral turpitude, (vii) substantial dependence or addiction to alcohol or any drug, (viii) conduct disloyal to the Corporation or its affiliates, or (ix) willful dereliction of duties or disregard of lawful instructions or directions of the officers or directors of the Corporation or its affiliates relating to a material matter.

     (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successors thereto.

     (d)  "Committee" means the Stock Option Committee of the
Board.

     (e) "Common Stock" means the common stock, par value $.66 2/3 per share, of the Corporation.

     (f) "Corporation" means Golden Enterprises, Inc., a Delaware corporation.

     (g) "Disability" means total and permanent disability as determined under the Corporation's long-term disability plan.

     (h) "Disinterested Person" shall mean an individual who qualifies as a "disinterested person" within the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission and who qualifies as an "outside director" within the meaning set forth in
Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto.

     (i) "Early Retirement" means retirement from active employ-ment with the Corporation or its Subsidiary on or after the date on which the participant reaches the age of 55 but before the date on which the participant reaches the age of 65.

     (j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common
Stock is traded on such date.

     (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (m) "Normal Retirement" means retirement from active employment with the Corporation or its Subsidiary on or after the date on which the participant reaches the age of 65.

     (n) "Performance Units" means an award granted to a participant pursuant to Section 9 hereof contingent upon achieving certain performance targets.

     (o)  "Plan" means the Golden Enterprises, Inc. 1996 Long Term
Incentive Plan.

     (p)  "Restricted Stock" means an award of shares of Common
Stock granted to a participant pursuant to and subject to the restrictions set forth in Section 10 hereof.

     (q)  "Stock Appreciation Rights" means a right granted under
Section 8 hereof, which entitles the holder to receive cash or Common Stock in an amount equal to the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) a specified price.

     (r) "Stock Option" means any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

     (s) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (t) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.


     Section 2.  ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of three or more members of the Board who are Disinterested Persons. No member of the Committee shall be eligible to receive awards under the Plan while serving on the Committee, and no member of the Committee shall have been eligible to receive awards for one year prior to serving on the Committee. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan (and any agreements relating thereto) and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of award to be made and the amount, size, terms and conditions of each such award; to determine and establish addition-al terms and conditions not inconsistent with the Plan for any agreements entered into with participants in connection with the Plan; to determine the time when awards will be granted and when rights may be exercised, which may be after termination of employment; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.

     (b) A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any person any right to review by the Board of any decision made or action taken by the Committee.

     (c) Neither the Board, the Stock Option Committee, nor any member of either shall be liable for any act, omission, inter-pretation, construction or determination made in connection with the Plan in good faith, and the members of the Board may be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time, in all events as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Board and no employee of the Corporation shall be liable for any act or failure to act hereunder, by any other member or other employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or employee, in all events except in circumstances involving such member's or employee's bad faith, gross negligence, intentional fraud, or violation of a statute.


     Section 3. PARTICIPANTS. Persons eligible to participate in the Plan shall be those officers and key employees of the Corporation or its Subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Corporation or its Subsidiaries. Directors of the Corpora-tion who are not otherwise salaried employees of the Corporation shall not be eligible to participate in the Plan.


     Section 4. AWARDS UNDER THE PLAN. Awards by the Committee under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee may in its discretion deem appropriate, including any combination of the above. No fractional shares shall be issued under the Plan, and the minimum value of any shares issued under the Plan shall be the par value at the time of award.


     Section 5.  SHARES SUBJECT TO PLAN.

     (a) The shares that may be issued under the Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

     (b) The maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 100,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Corporation).

     (c) In the event of any change in the outstanding Common Stock of the Corporation by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or otherwise, the Committee shall adjust the number of shares of Common Stock which may be issued under the Plan and the Committee shall provide for an equitable adjustment of any shares issuable pursuant to awards outstanding under the Plan.


     Section 6. EFFECTIVE DATE. The effective date of this Plan shall be the date it is adopted by the Board, provided that the stockholders of the Corporation shall approve this Plan in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 and, to the extent this Plan provides for the issuance of Incentive Stock Options, the stockholders of the Corporation shall approve those portions of this Plan related to the granting of Incentive Stock Options within twelve (12) months after the date of adoption. If any awards are granted under the Plan before the date of such stockholder approval, such awards automatically shall be granted subject to such approval.


     Section 7. STOCK OPTIONS. Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Each Stock Option shall be evidenced by a written option agreement that shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains, and the schedule on which such Stock Options become exercisable.

     The Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Corporation which result from such disqualification.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than the Fair Market Value of the Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted.

     (c) Exercisability. Subject to Section 7(j) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Common Stock owned by the optionee (based on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). No shares of Common Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise and has paid in full for such shares.

     (e) Non-transferability of Options. Except as otherwise set forth in this Section 7(e), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. For purposes of paragraphs (f), (g), (h) and (j) of this Section 7, a transferred option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

     (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three (3) years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three (3) years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Corporation or any Subsidiary terminates by reason of Normal Retirement or Early Retirement (with Committee consent), under a formal plan or policy of the Corporation, any Stock Option held by such optionee shall expire upon the earlier of (i) the expiration date set forth in the Stock Option agreement to which such Stock Option is subject, or (ii) three (3) years from the date of such Normal or Early Retirement. An optionee shall not be deemed to have retired during any leave of absence of the optionee authorized by the Corporation or any Subsidiary under its standard personnel practices. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i)  Termination for Other Reasons.  Except as provided in
7(f), (g) and (h), or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the optionee's employment.

     (j) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Subsidiary) shall not exceed $100,000.


     Section 8. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be evidenced by Stock Appreciation Rights agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a) Award. A Stock Appreciation Right shall entitle the grantee to receive upon exercise the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) a specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time the Stock Appreciation Right was granted, or, if granted in connection with a previously issued Stock Option, not less than 100% of the Fair Market Value of the Common Stock at the time such option was granted. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option (including, in addition to options granted under the Plan, options granted under other plans of the Corporation), or not in connection with a Stock Option.

     (b) Term. Stock Appreciation Rights shall be granted for a period of not more than ten (10) years, and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant.

     (c) Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of Common Stock (at the Fair
Market Value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine.

     (d) Effect on Shares. The exercise of a Stock Appreciation Right, where payment is made in the form of Common Stock, shall be treated as the issuance of Common Stock for purposes of calculating the maximum number of shares which have been issued under the Plan.

     (e) Stock Appreciation Right Granted with Incentive Stock Option. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

     (f) Termination of Stock Appreciation Rights. An employee who voluntarily terminates employment or whose employment is terminated involuntarily for Cause will forfeit all Stock
Appreciation Rights.


     Section 9. PERFORMANCE UNITS. Performance Units shall be evidenced by performance unit agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreements shall contain in substance the following terms and conditions:

     (a) Performance Period. The performance period for a Per-formance Unit shall be established by the Committee and shall be not more than ten (10) years.

     (b) Valuation of Units. A value for each Performance Unit shall be established by the Committee, together with principal and minimum performance targets to be achieved with respect to the Performance Unit during the performance period. The participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Unit if the principal target is achieved during the performance period, but shall be entitled to receive nothing for such Performance Unit if the minimum target is not achieved during the performance period. The participant shall be entitled to receive a stated portion of the value of the Performance Unit for performance during the performance period which meets or exceeds the minimum target but fails to meet the principal target.

     (c) Performance Targets. The performance targets established under the Plan shall relate to the performance of the Corporation or any segment thereof (collectively referred to in this Section 9 as "Corporation's Performance") over the performance period, and may be established in terms of growth in earnings or equity, ratio of earnings to stockholders' equity or to total capital, or any other performance standards as may be determined by the Committee. Multiple targets may be used and may have the same or different weighting, and they may relate to the Corporation's absolute performance or the Corporation's performance as measured against that of other companies, or any other standards as may be determined by the Committee.

     (d) Adjustments. At any time prior to payment of the Performance Units, the Committee may adjust previously established performance targets and other terms and conditions, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

     (e) Payments of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units and whether such payment shall be made in cash, in Common Stock, or partially in cash and partially in Common Stock. Any payments made in Common Stock shall be calculated based on the Fair Market Value of the Common Stock. Payments shall be made as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions as may be prescribed by the Committee.

     (f) Termination by Death, Disability or Retirement. Any employee granted a Performance Unit pursuant to this Section 9, who, by reason of death, Disability or Normal or Early Retirement, terminates employment before the end of the performance period, may be entitled to receive a portion of any earned Performance Unit. The Committee, in its discretion, will determine the amount, if any, of the Performance Unit earned and the time at which payment will be made.

     (g) Other Termination. An employee who voluntarily terminates employment or whose employment is terminated involuntarily for Cause will forfeit all rights under the Performance Unit.

     (h) Section 162(m) Provisions. Notwithstanding any other provision of the Plan to the contrary, performance targets established by the Committee for the top five most highly compensated officers of the Corporation shall be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Committee has established one or more performance targets with respect to a Performance Unit granted to one of the top five most highly compensated officers of the Corporation, the Committee shall have no discretion to waive or alter the targets after the earlier of (i) the expiration of twenty-five percent (25%) of the performance period or (ii) the date on which the outcome under the targets is substantially certain.


     Section 10.  RESTRICTED STOCK AWARDS.

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 10(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

          (i) Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          (ii) A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Golden Enterprises, Inc.
          1996 Long Term Incentive Plan and a Restricted
          Stock Award Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the offices of the Corporation, 2101 Magnolia
          Avenue South, Suite 212, Birmingham, Alabama
          35205."

          (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

     (c)  Restrictions and Conditions.  The shares of Restricted
Stock awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

          (ii)  Except as provided in paragraph (c)(i) of this
     Section 10, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote and to receive any dividends. Dividends paid in stock of the Corporation or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 10, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the participant shall be entitled to retain the shares of Restricted Stock which have been paid for by the participant.

          (iv) In the event of death or Disability or in the event that a participant's employment is terminated as the result of special hardship circumstances (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.


     Section 11. SUPPLEMENTAL CASH PAYMENTS. Subject to the Committee's discretion, Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Stock agreements may provide for the payment by the Corporation of a supplemental cash payment after the exercise of a Stock Option or Stock Appreciation Right, at the time of payment of a Performance Unit or at the end of the restriction period of a Restricted Stock award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

     (a)  In the case of a Stock Option, the excess of the Fair
Market Value of a share of Common Stock on the date of exercise over the option price, multiplied by the number of shares for which such option is exercised, or

     (b)  In the case of a Stock Appreciation Right, Performance
Unit or Restricted Stock award, the value of the shares and other consideration issued in payment of such award.


     Section 12. SALE OR MERGER OF CHANGE IN CONTROL. In the case of a merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the business or property of the Corporation, or liquidation or dissolution of the Corporation, or in the event of a tender offer or any other change involving a threatened change in control of the Corporation which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms, or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.


     Section 13.  GENERAL PROVISIONS.

     (a) Governmental or Other Regulations. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation is required by any applicable law, ruling or regulation.

     (b) Rights of a Stockholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

     (c) No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Corporation or its Subsidiaries, or affect any right which the Corporation or such Subsidiaries may have to terminate the employment of the participant.

     (d) Withholding. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation or provide indemnification satisfactory to the Corporation for, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.

     (e) Non-Assignability. No award under the Plan shall be assignable or transferable by the participant except by will or by the laws of descent and distribution. During the life of a participant, such award shall be exercisable only by the participant or by the participant's guardian or legal representative.

     (f) Unfunded Status of Plan. The Plan is intended to con-stitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     (g) Non-Uniform Determination. The Committee's determi-nations under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of awards and the agreements evidencing the awards, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. Notwithstanding anything contained in the Plan, the Corporation may make loans to participants in connection with awards under the Plan or otherwise.

     (h) Amendment or Termination. The Board may amend, modify, suspend or terminate the Plan at any time; provided, however, that without stockholder approvals the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Section 5(c) hereof), change the class of employees eligible to receive awards, extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price. The termination or any modification, suspension or amendment of the Plan shall not, without the consent of a participant, adversely affect the participant's rights under an award previously granted. The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

     (i) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the sale or exercise of awards under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

     (j) Section 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

     (k) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (l) Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

     (m) Duration of the Plan. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten (10) years after the effective date hereof.